Exhibit E

                        SETTLEMENT AGREEMENT AND RELEASE

     This Settlement Agreement and Release (this "Agreement") is entered into as of the 24th day of January, 2007 (the "Effective Date"), between AsiaInfo Holdings, Inc., a Delaware corporation ("AsiaInfo"), on the one hand, and Lenovo Group Limited, a company organized under the laws of Hong Kong ("Lenovo"), on the other hand. AsiaInfo and Lenovo may be individually referred to herein as a "Party" or collectively referred to as "Parties."

     WHEREAS, the Parties entered into an Acquisition Agreement dated as of July 27, 2004 (as amended and supplemented, the "Acquisition Agreement") and an Escrow Agreement dated as of October 19, 2004 (the "Escrow Agreement"; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Escrow Agreement); and

     WHEREAS, the Parties now wish to resolve certain matters arising out of the Acquisition Agreement and the Escrow Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

     1. Mutual Releases. AsiaInfo hereby irrevocably releases and discharges Lenovo, and Lenovo hereby irrevocably releases and discharges AsiaInfo, from any and all claims, demands, causes of action, actions, rights, liabilities, obligations, losses of service, damages, attorney's fees, costs, expenses, torts, suits, debts, sums of money, covenants, controversies, agreements, or promises, whether direct or indirect, known or unknown, that the Parties now own or hold, or have at any time owned or held, or may in the future own or hold, based on, arising out of, or in connection with any act, failure to act, event, or breach of any representation, warranty or covenant occurring prior to the date of this Agreement relating to the Acquisition Agreement, including, without limitation, the matters described in the March 24, 2006 letter from Yungang Lu of AsiaInfo to Mary Ma of Lenovo, a copy of which attached hereto as Exhibit A or in the April 21, 2006 letter from Anders Cheng of Lenovo to Yungang Lu of AsiaInfo, a copy of which is attached hereto as Exhibit B, except for those claims arising from this Agreement or any breach or non-performance thereof. The foregoing releases shall include each of the Parties' respective officers, directors, agents, employees, subsidiaries, representatives, affiliates, successors and assigns. Notwithstanding anything to the contrary herein, the foregoing releases shall not extend to the obligations of the Parties under the Acquisition Agreement and the Escrow Agreement arising after the date hereof.

     2. Release of Escrow Shares. In full and complete settlement and satisfaction of all matters released pursuant to the foregoing paragraph, and the other covenants and agreements contained herein, the Parties agree to instruct the Escrow Agent to release the General Escrow Shares in the following manner:

          (a)  648,769 General Escrow Shares to AsiaInfo; and

          (b)  432,512 General Escrow Shares in the name of LIAL to Lenovo.

Within three business days of the Effective Date, the Parties shall deliver or cause to be delivered to the Escrow Agent a Resolution Certificate in a form identical to or substantially similar to that which is attached hereto as Exhibit C, in order to effectuate the foregoing releases. For the avoidance of doubt, nothing in this Agreement shall affect the Security Business Escrow Shares

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identified in the Escrow Agreement or the circumstances under which such shares may be distributed.

     3. Taxes. Notwithstanding Section 7.6 of the Acquisition Agreement, each Party shall bear its own tax liability with respect to the release of General Escrow Shares to such Party, and all settlements hereunder shall be inclusive of tax.

          4.   Miscellaneous.

          (a) No Admission of Liability. Each Party acknowledges and agrees that this Agreement is a compromise in settlement of disputed claims. Neither this Agreement nor anything contained herein, nor any action taken by AsiaInfo or Lenovo in performance of their obligations hereunder shall be construed as an acquiescence or admission of the validity of any claims nor an admission of any liability by any Party hereto.

          (b) Successors and Assigns. The Agreement shall be binding on and shall inure to the benefit of the representatives, subsidiaries, parents, affiliates, successors and assigns of the Parties.

          (c) Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes and replaces any and all prior agreements between the Parties. Any representations, promises or statements not set forth in the Agreement are of no force and effect and have not been relied upon.

          (d) Choice of Law. The Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

          (e) Arbitration and Attorneys Fees. Any disputes arising under this Agreement shall be subject to arbitration in the manner set forth in Sections 9.11(a), 9.11(b), 9.11(c), 9.11(d), 9.11(e), and 9.11(f) of the Acquisition
Agreement, which sections are hereby incorporated by reference as if fully set forth herein.

          (f) Amendment. The Agreement shall not be amended or modified in any way without the written consent of all Parties.

          (g) Agreement Construed as if Jointly Prepared. The Agreement shall not be construed against the Party preparing it, but shall be construed as if all the Parties jointly prepared the Agreement, and any ambiguity shall not be interpreted against any one Party.

          (h) Counterparts. The Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall together constitute a single agreement. Signatures by facsimile are sufficient for execution of this Agreement.

          (i) Confidentiality. The Parties agree that the terms and conditions of this Agreement, and any and all underlying communications, negotiations, documents, correspondence or agreements relating thereto, are confidential. Neither Party shall publicize or disclose the terms and conditions of this Agreement or the underlying circumstances to any other person or entity without the prior written approval of the non-disclosing Party, except: (1) to any Party's accountants or attorneys for auditing purposes, (2) to any Party's attorneys for purposes of enforcing compliance with this Agreement, (3) to any person or governmental entity if such disclosure is required by the terms of a duly-authorized and validly issued subpoena or other

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form of legal process or is required by the reporting requirements of a duly-constituted governmental entity, or (4) to the extent required in order to comply with the rules or regulations of any securities regulatory authority, stock exchange, or similar authority having jurisdiction over the Party making the disclosure. Notwithstanding the foregoing, either Party may disclose without obligation the fact that AsiaInfo has made claims against Lenovo under the Escrow Agreement and the Parties have agreed to settle and release those claims as well as any additional claims they might have against each other related to the Acquisition Agreement.

          (j) Authorization. Each of the Parties represents and warrants that such Party has the power and authority to execute and deliver this Agreement and to perform its respective obligations under this Agreement. All corporate actions or proceedings to be taken by or on the part of such Party to authorize and permit the execution and delivery by such Party of this Agreement and to perform its obligations under this Agreement have been duly taken. This Agreement has been duly executed and delivered by such Party and constitutes the legal, valid and binding obligation of such Party, enforceable in accordance with its terms and conditions subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

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IN WITNESS WHEREOF, the Parties have caused the Agreement to be executed, effective as of the Effective Date set forth above.

ASIAINFO HOLDINGS, INC.                      LENOVO GROUP LIMITED

/s/ Steve Zhang                              /s/ Anders Cheung
--------------------------------             --------------------------------
By:  Steve Zhang                             By:  Anders Cheung
     ---------------------------                  ---------------------------
Its: CEO & President                         Its: Vice President
     ---------------------------                  ---------------------------

              [SIGNATURE PAGE TO SETTLEMENT AGREEMENT AND RELEASE]

                                    EXHIBIT C

                             RESOLUTION CERTIFICATE

                                       to

                              JPMorgan Chase Bank,

                                 as Escrow Agent

     The undersigned, pursuant to Section 3(b) of the Escrow Agreement dated as of October 19, 2004 among AsiaInfo Holdings, Inc., a Delaware Corporation (the "Purchaser"), Lenovo Group Limited, a Hong Kong corporation ("Seller"), Lenovo IT Alliance Limited, a British Virgin Islands corporation ("LIAL") and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

     (a) certify that (i) Purchaser and Seller have resolved their dispute as to the matter described in the Certificate of Purchaser Instruction dated March 24, 2006 and the related Seller Objection Certificate dated April 21, 2006 and (ii) the resolution amount with respect to the matter described in such Certificates is RMB30,000,000 (the "Resolution Amount");

     (b) instruct you to pay to Purchaser from the General Escrow Shares the Resolution Amount referred to in clause (ii) of paragraph (a) above, by disbursement of 648,769 General Escrow Shares, having an aggregate Market Value of RMB30,000,000 on the Settlement Date (rounded upwards to the nearest whole number of shares), as soon as practicable following your receipt of this Certificate;

     (c) agree that the Owed Amount designated in such Certificate of Purchaser Instruction, to the extent, if any, it exceeds the Resolution Amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable to the Purchaser Indemnified Parties and such Certificate of Purchaser Instruction is hereby cancelled; and

     (d) authorize and instruct you to release to Seller the 432,512 General Escrow Shares remaining in escrow issued in the name of LIAL.

                                             ASIAINFO HOLDINGS, INC.


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

                                             LENOVO GROUP LIMITED


                                             By:  /s/ Anders Cheung
                                                -------------------------------
                                                Name:   Anders Cheung
                                                Title:  Vice President

Dated: January 24, 2007

                                       C-1